Exhibit 10.17
ASSET PURCHASE AND SALE AGREEMENT
     This Asset Purchase and Sale Agreement (this “Agreement”) is made and entered into effective as of August 31, 2009, by and between BCINET, INC., a Delaware corporation (“Buyer”), and OCZ TECHNOLOGY GROUP, INC., a Delaware corporation (“Seller”).
RECITALS:
     A. Seller owns and operates a business relating to video game controller, together with the Neural Impulse Actuator (the “NIA”) product line, and related technology (the “Business”).
     B. Buyer desires to purchase from Seller the Business as a going concern and to acquire substantially all the assets relating to the Business, and Seller is willing to sell and convey such assets to Buyer, on the terms and subject to the conditions of this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties hereto agree as follows:
     1. Purchase and Sale.
          1.1 Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), Seller shall sell, transfer, assign and convey to Buyer, and Buyer shall purchase from Seller all of the following tangible and intangible assets, materials, support and services used or useful primarily in the operation of the Business (the “Assets”):
               (a) Inventory. Certain inventory, including all of the NIA products currently owned by the Seller, as described in Exhibit A attached hereto (the “Inventory”), together with related agreements.
               (b) Other Assets. Certain patents, patent applications, copyrights, trademarks, proprietary material, trade right, trade secrets, and such other assets as described in Exhibit B attached hereto (the “Other Assets”) as well as the services described in Exhibit B attached hereto.
               (c) Goodwill. The goodwill associated with the Business (the “Goodwill”).
     2. Purchase Price. The purchase price to be paid by Buyer for the Assets shall consist the following (the “Purchase Price”):
          2.1 Secured Promissory Notes. Buyer shall issue to Seller three secured promissory notes as follows:
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               (a) A secured promissory note in the amount of $311,215.00, representing the value of the Inventory being transferred, in the form attached hereto as Exhibit C (“Inventory Note”). The Inventory Note will carry an interest rate of 1% per annum, and the entire principal amount of the Inventory Note together with all accrued and unpaid interest shall become due and payable eleven months from the date of issuance.
               (b) A secured promissory note, in the form attached hereto as Exhibit D, in the amount of $170,000.00, representing the value of the Other Assets as well as the value of services referred to in Section 1.1(b) (“Other Assets Note”). Other Assets Note will carry an interest rate of 1% per annum, and the entire principal amount of the Other Assets Note together with all accrued and unpaid interest shall become due and payable two years from the date of issuance.
               (c) A secured convertible promissory note in the amount of $414,200.00, representing part of the total value of the Goodwill, in the form attached hereto as Exhibit E (“Goodwill Note”). The Goodwill Note will carry an interest rate of 3% per annum, and the entire principal amount of the Goodwill Note together with all accrued and unpaid interest shall become due and payable five (5) years from the date of issuance.
               (d) The Inventory Note, Other Assets Note, and Goodwill Note (collectively, the “Notes”) shall be issued pursuant to a security agreement in the form attached hereto as Exhibit F (the “Security Agreement”).
          2.2 Stock. As consideration for part of the Goodwill, Buyer shall issue to Seller or its assigns 2,633,333 shares of Buyer’s Series A Preferred Stock at the price of $0.31 per share, for a total purchase price of $816,333.23, pursuant to a Series A Preferred Stock Purchase Agreement substantially in the form attached hereto as Exhibit G (the “Stock Purchase Agreement”).
     3. Support and Service Contract. To assist Buyer with certain overhead and other costs, Seller shall provide or make available to Buyer certain technical support and operational and other services pursuant to a services agreement substantially in the form attached hereto as Exhibit H.
     4. Representations and Warranties of Seller. As of the date hereof, Seller represents and warrants to Buyer as follows:
          4.1 Organization and Good Standing. Seller is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power to own, operate and lease its properties, to perform all of its obligations under the agreements and instruments to which it is a party or by which it is bound, and to carry on its business as it is now being conducted.
          4.2 Authorization and Enforceability. Seller has the legal power and authority to execute and deliver this Agreement and each of the documents contemplated hereby to which Seller is a party, and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and each of the documents contemplated hereby to which Seller is a party, have been duly and validly authorized and approved by all necessary and proper company action on the part of Seller. This Agreement and each of the documents
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contemplated hereby to which Seller is a party, constitute legal, valid and binding obligations of Seller and are enforceable against Seller in accordance with their respective terms.
          4.3 Title to the Assets. Seller has good, valid and marketable title to the Assets, subject to certain approval as described in Schedule 4.3 attached hereto.
          4.4 Compliance With Law. The operation of the Business complies in all material respects with the applicable rules and regulations of all federal, state, local or other laws, statutes, ordinances, regulations, and any applicable order, writ, injunction or decree of any court, commission, board, agency or other instrumentality.
     5. Representations and Warranties of Buyer.
     Buyer represents and warrants to Seller as follows:
          5.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power to own, operate and lease its properties and carry on its business as it is now being conducted.
          5.2 Authorization and Enforceability. Buyer has the legal power and authority to execute and deliver this Agreement and each of the documents contemplated hereby to which Buyer is a party, and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and each of the documents contemplated hereby to which Buyer is a party, have been duly and validly authorized and approved by all necessary and proper company action on the part of Buyer. This Agreement and each of the documents contemplated hereby to which Buyer is a party, constitute legal, valid and binding obligations of Buyer and are enforceable against Buyer in accordance with their respective terms.
     6. Closing.
          6.1 Closing. The closing shall take place at the offices of Seller or at such other place as the parties agree (the “Closing”) on August 31, 2009.
          6.2 Consummation of Sale. At Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer all of its right, title and interest in and to all of the Assets, and Buyer shall purchase from Seller the Assets for the Purchase Price.
          6.3 Documents to Be Delivered to Buyer by Seller. At the Closing, Seller shall deliver to Buyer the following:
               (a) A bill of sale and other instruments of transfer and conveyance transferring to Buyer the Assets.
               (b) Such additional information and materials as Buyer shall have reasonably requested.
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          6.4 Documents to Be Delivered to Seller by Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:
               (a) The Notes as described in Section 1.2(a).
               (b) The Security Agreement as described in Section 1.2(a).
               (c) The Stock Purchase Agreement as described in Section 1.2(b) and other related documents as set forth in such Stock Purchase Agreement.
               (d) Such additional information and materials as Seller shall have reasonably requested.
     7. Miscellaneous.
          7.1 All notices, demands or consents required or permitted to be given under this Agreement shall be in writing and shall be effective upon delivery.
          7.2 No waiver, amendment or modification of any provision hereof or of any right or remedy hereunder shall be effective unless in writing and signed by the parties. No failure by any party in exercising any right, power or remedy secured hereunder shall operate as a waiver of any such right, power or remedy.
          7.3 This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto.
          7.4 The validity, construction and performance of this Agreement shall be governed by the substantive laws of the State of California, as applicable to contracts entered into and performed within the State of California. In the event that any provision of this Agreement or the application of such provision shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect. The parties agree to submit to the in personal jurisdiction of the state courts of the State of California located in Santa Clara County, California and of the United States District Court for the Northern District of California for the purpose of any suit, action or proceeding arising out of or based on this Agreement.
          7.5 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature page shall be deemed an original.
          7.6 This Agreement shall be deemed to have been drafted by all parties and, in the event of dispute, no party hereto shall be entitled to claim than any provision should be construed against any other party by reason of the fact that it was drafted by one particular party.
[Remainder of Page Intentionally Left Blank]
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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written.

OCZ Technology Group, Inc.
By:
Ryan M. Petersen
President & CEO

BCInet, Inc.
By:
Thomas P. Reynolds
President & CEO

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List of Exhibits / Schedules

Schedule 4.3	Approval Requirement
Exhibit A	Inventory
Exhibit B	Other Assets
Exhibit C	Secured Promissory Note
Exhibit D	Secured Promissory Note
Exhibit E	Secured Convertible Promissory Note
Exhibit F	Security Agreement
Exhibit G	Series A Preferred Stock Purchase Agreement
Exhibit H	Services Agreement

Schedule 4.3
APPROVAL REQUIREMENT
Silicon Valley Bank

Faunus Group International, Inc.
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Schedule 4.3

Exhibit A
INVENTORY
Inventory includes:
1. 4,597 units of new Neural Impulse Actuator products (the “NIA Products”).
2. All component and other parts, packaging and other materials relating to NIA Products not included in whole unit SKUs.
3. All RMA returned NIA Products.
4. All Intellectual Property relating to the design, manufacture and use of NIA Products.
5. All registered trademarks, licenses, domain names and other associated materials.
6. All other materials and documentation related to the NIA Products.
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Exhibit A

Exhibit B
OTHER ASSETS
The Other Assets include:
1.	The following U.S. provisional pending patents, including all of their related international patents and patent applications:
a.	20080049960 for a gaming headset with integrated microphone and adapted for olfactory stimulation

b.	20090009475 for a wireless computer mouse with battery switching capability

c.	12/406,405 for a method and apparatus for using biosignals for simultaneous multiple control functions in computer systems
2.	The following materials, services and support:
a.	Facilities for inventory storage and business operations;

b.	Administrative; reception;

c.	Accounting and bookkeeping;

d.	Operational support;

e.	Sales channels;

f.	Design;

g.	Engineering;

h.	Marketing;

i.	Technical support:

j.	Computers and other office equipment; and

k.	Other necessary and appropriate support.
     The provision of the services described in this Section 2 of this Exhibit B shall be set forth in the Services Agreement as attached to this Agreement as Exhibit H.
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Exhibit B

Exhibit C
SECURED PROMISSORY NOTE – Inventory
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Exhibit C

Exhibit D
SECURED PROMISSORY NOTE – Other Assets
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Exhibit D

Exhibit E
SECURED CONVERTIBLE PROMISSORY NOTE – Goodwill
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Exhibit E

Exhibit F
SECURITY AGREEMENT
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Exhibit F

Exhibit G
SERIES A PREFERRED STOCK PURCHASE AGREEMENT
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Exhibit G

Exhibit H
SERVICES AGREEMENT
(Services Agreement, dated August 31, 2009, by and between OCZ Technology Group, Inc. and BCInet, Inc.)
[All omitted exhibits / schedules will be furnished to the Staff of the Securities and Exchange Commission upon request]